UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 26, 2018
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S. El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 887-6400

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)

On April 26, 2018, the board of directors (the “Board”) of Kennedy-Wilson Holdings, Inc. (the “Company”), upon the recommendation of the Company’s Nominating Committee, elected Ms. Sanaz Zaimi as a director of the Company, effective April 26, 2018. Ms. Zaimi will serve as a member of the class of directors whose term will expire at the 2020 annual meeting of stockholders of the Company.

Ms. Zaimi currently serves as the Head of Global Fixed Income, Currencies and Commodities (“FICC”) Sales within Bank of America Merrill Lynch (“BAML”) and is based in London. Ms. Zaimi joined BAML in 2010 from Goldman Sachs & Co. LLC, where she was a partner. She previously held positions at Deutsche Bank and Smith Barney. Ms. Zaimi has served as an executive director on the Merrill Lynch International Board, and until May 2017, also served as a founder member of the FICC Market Standards Board.

There are currently no arrangements or understandings between Ms. Zaimi and any other persons pursuant to which she was elected as a director of the Company and Ms. Zaimi was determined to be independent by the Board pursuant to the applicable independence requirements of the New York Stock Exchange.

In addition, in connection with her election to the Board and in accordance with the Company’s non-employee director compensation policies, the Board approved an annual retainer fee to Ms. Zaimi of $150,000 in connection with her service as a non-employee director.

Ms. Zaimi may be deemed a related person in the following transactions between the Company and BAML, which occurred in the fiscal year ended December 31, 2017:

The Company is currently party to real estate loans and a revolving credit facility with BAML. The loans, which accrue interest at an annual rate of 4.4%, had an approximate aggregate balance (including accrued interest) of approximately $161.4 million as of April 20, 2018, the latest practicable date, and the largest aggregate amount of principal outstanding on the loans during the fiscal year ended December 31, 2017 was $216.8 million. In connection with the loans, the Company paid BAML approximately $35.3 million in principal repayments, $6.1 million in interest payments and $2.3 million in fees and charges during the fiscal year ended December 31, 2017. The Company also paid BAML approximately $4.8 million in advisory fees in connection with our acquisition of KWE and approximately $0.02 million in fees in connection with foreign currency forward contracts and options during the fiscal year ended December 31, 2017. Over the last three fiscal years, the Company has made payments to BAML totaling approximately $209.6 million, of which approximately $27.3 million were fees and charges and interest payments on outstanding loans and $182.3 million were principal payments on outstanding loans. Ms. Zaimi was not a participant in any of the transactions that have been entered into between the Company and BAML. Ms. Zaimi will be recused from participating in any future transactions between the Company and BAML.

On April 26, 2018, the independent members of the Board also appointed David Minella as the lead independent director of the Board. Mr. Minella will also serve as the chairperson of all executive sessions of the independent members of the Board.

(e)
2018 Cash Bonus Program
On April 26, 2018, the Compensation Committee approved and adopted a bonus program (the “new cash bonus program”) for the Company’s named executive officers for calendar year 2018. Pursuant to the new cash bonus program, the named executive officers will be eligible to earn annual cash bonuses, 80% of which are based on the achievement of corporate performance goals and 20% of which are based on individual performance, as determined by the Compensation Committee. The following table sets forth the applicable new cash bonus program metrics and weighting of each metric:

Performance Metrics	Weighting
GAAP Net Income + KW Share of D&A / Shares Outstanding	40%
Cash Generated from Asset Sales	25%
In-place NOI Added from Unstabilized / Development Assets	15%
Subjective/Individual Performance	20%
The Compensation Committee set the following range of performance goals for each of the metrics above: GAAP Net Income plus KW Share of D&A per share of $1.30 to $1.90, Cash Generated from Asset Sales of $300 million to $500 million and In‐place NOI Added from Unstabilized/Development Assets of $10 million to $15 million.
The Compensation Committee also established the threshold, target and maximum cash bonus opportunities (denominated as a percentage of the applicable executive’s annual base salary) for each of the executives, as set forth in the table below. Whether any of the threshold, target, or maximum bonus levels are attained by any of the executives will be determined by the Compensation Committee based on the level of achievement of the criteria described in the table above.

Executive	Threshold	Target	Maximum
William J. McMorrow	100%	200%	300%
Mary Ricks	100%	200%	300%
Justin Enbody	82.5%	165%	250%
Kent Mouton	57.5%	115%	175%
Matt Windisch	100%	200%	300%

Restricted Share Awards
On April 26, 2018, the Compensation Committee of the Board (the “Compensation Committee”) approved the grant of performance-based restricted shares of Company common stock subject to vesting based on the Company’s total shareholder return (the “TSR restricted shares”), performance-based restricted shares of Company common stock subject to vesting based on the Company’s return on equity (the “ROE restricted shares”), and time-based restricted shares of Company common stock (the “time-based restricted shares”) (collectively, the “awards”), under the Company’s Second Amended and Restated 2009 Equity Participation Plan to each of the Company’s named executive officers.
The terms and conditions of the awards are substantially the same as the terms and conditions of the awards granted by the Company on November 21, 2017. A description of the material terms of the November 21, 2017 awards is included in our Form 8-K filed with the SEC on November 21, 2017 (the “November 21st 8-K”). Following are the amounts of TSR restricted shares, ROE restricted shares and time-based restricted shares granted to each executive on April 26, 2018.
TSR Restricted Shares
The number of TSR restricted shares that would vest at “target level” for the awards granted to the named executive officers is as follows: William J. McMorrow – 115,560 shares; Mary Ricks – 96,000 shares; Justin Enbody

– 39,110 shares; Kent Mouton – 40,890 shares; and Matt Windisch – 48,890 shares. At “maximum level” performance, the named executive officers would vest with respect to the following number of TSR restricted shares (which represents the total number of shares granted): William J. McMorrow – 173,340 shares; Mary Ricks – 144,000 shares; Justin Enbody – 58,665 shares; Kent Mouton – 61,335 shares; and Matt Windisch – 73,335 shares.

In addition to the terms of the TSR restricted shares set forth in the November 21st 8-K, the following term was also included in these grants of TSR restricted shares:

No-Sale Period; Transferability. The TSR restricted shares generally will not be transferable unless and until such shares vest. In addition, notwithstanding the foregoing, the applicable executive may not, without the consent of the Compensation Committee (which may be withheld in its sole discretion), transfer, sell or otherwise dispose of any vested TSR restricted shares prior to the earlier to occur of (i) the third anniversary of the date on which such shares vest, or (ii) the occurrence of a change of control of the Company. The transfer restrictions described in the preceding sentence will not apply to any transfer of shares to the Company, any transfer of shares in satisfaction of applicable withholding obligations with respect to the restricted shares, or any transfer following the termination of the executive’s employment with the Company and its affiliates (including by will or pursuant to the laws of descent and distribution).

ROE Restricted Shares
The number of ROE restricted shares that would vest at “target level” for the awards granted to the named executive officers is as follows: William J. McMorrow – 115,560 shares; Mary Ricks – 96,000 shares; Justin Enbody – 39,110 shares; Kent Mouton – 40,890 shares; and Matt Windisch – 48,890 shares. At “maximum level” performance, the named executive officers would vest with respect to the following number of ROE restricted shares (which represents the total number of shares granted): William J. McMorrow – 173,340 shares; Mary Ricks – 144,000 shares; Justin Enbody – 58,665 shares; Kent Mouton – 61,335 shares; and Matt Windisch – 73,335 shares.
Time-Based Restricted Shares
The named executive officers were awarded the following number of time-based restricted shares: William J. McMorrow – 115,560 shares; Mary Ricks – 96,000 shares; Justin Enbody – 39,110 shares; Kent Mouton – 40,890 shares; and Matt Windisch – 48,890 shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2018	Kennedy-Wilson Holdings, Inc. By: /S/ JUSTIN ENBODY Justin Enbody Chief Financial Officer